WACHOVIA CORPORATION

                   STOCK PLAN

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                 WACHOVIA CORPORATION
                    STOCK PLAN


           1.  Purpose.

           The purpose of the Wachovia Corporation Stock Plan
(the "Plan") is to
encourage and enable selected key employees of Wachovia Corporation (the "Corporation") and its subsidiaries, and nonemployee Directors of the Corporation, to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "Awards") to selected key employees and nonemployee Directors, including but not limited to the granting of incentive stock options ("Incentive Options"), nonqualified stock options ("Nonqualified Options"), stock appreciation rights ("SAR's"), restricted stock awards ("Restricted Stock Awards"), and restricted units ("Restricted Units") to selected key employees; and the granting of initial restricted stock awards ("Initial Director Awards") and annual restricted stock awards
("Annual Director Awards") to members of the Board of Directors
(individually, a
"Director") who are not employees of the Corporation or a related corporation. (Incentive
Options and Nonqualified Options shall be referred to herein collectively as "Options."
Restricted Stock Awards and Restricted Units shall be referred to herein collectively as
"Restricted Awards." Initial Director Awards and Annual Director Awards shall be referred to herein collectively as "Director Awards.")

           2.      Administration of the Plan.


           (a) Subject to Section 11 herein, the Plan shall be administered by the
   Compensation, Nominating and Organization Committee of the Board of Directors of the Corporation (the "Committee"), each member of which shall be a "disinterested person," as such term is defined in Rule 16b-3 promulgated under the
   Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall be comprised of no fewer than the minimum number of disinterested persons as may be required by Rule 16b-3.

           (b) Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, and unless authority is granted to the Chief Executive Officer as provided in Section 2(c), the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the
   Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and


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   (iv) to construe and
   interpret the Plan and Agreements evidencing Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan.

           (c)     Notwithstanding Section 2(b), and subject to
   Section 11 herein, the
   Committee may delegate to the Chief Executive Officer of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in subsection (b)(i) with respect to such
   Awards, to any individual who, at the time of said grant or other determination (i) is not deemed to be an officer or Director of the Corporation within the meaning of
   Section 16 of the Exchange Act; (ii) is not deemed to be a Covered Employee; and
   (iii) is otherwise eligible under Section 5.

           3.      Effective Date.

           The effective date of the Plan shall be April 22, 1994
(the "Effective Date").
Awards may be granted under the Plan on and after the effective date, but not after April
21, 2004.

           4.      Shares of Stock Subject to the Plan.

           The shares of Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 6,000,000 shares of authorized but unissued shares of the
Corporation. The Corporation hereby reserves sufficient authorized shares of Common
Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan; provided, that if an Option or SAR shall be accepted for surrender by the Committee pursuant to the terms of the Plan, the shares subject thereto shall not thereafter be available for the granting of other Options or Awards. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the
Corporation declares a stock dividend or stock split distributable in shares of Common
Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Awards or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Awards.

           5.      Eligibility.

           An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:


           (a) With respect to the grant of Awards other than Director Awards, the individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the


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   individual and the Corporation or a related corporation
   the legal and
   bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

           (b) With respect to the grant of an Award other than a Director Award, the individual, being otherwise eligible to receive an Award under this Section 5, (i) is a key employee of the Corporation or a related corporation; and
   (ii) is selected by
   the Committee as an individual to whom a Restricted Stock Award or Restricted
   Unit shall be granted (a "Grantee"), an individual to whom an Option shall be granted (an "Optionee"), or an individual to whom an SAR shall be granted (an
   "SAR Holder"). For the purposes herein, a "key employee" shall mean an employee of the Corporation or a related corporation who makes significant and important contributions to the Corporation or a related corporation. The Committee shall determine which employees qualify as key employees.

           (c)     With respect to the grant of Incentive
   Options, the individual does not
   own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").

           (d) With respect to the grant of a Director Award, the individual shall be eligible to receive such an Award under the provisions of Section 9.

           6.      Options.

           (a) Grant of Options. Subject to the limitations of the Plan, the
   Committee may in its sole and absolute discretion grant Options to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan.

           (b) Option Price. The price per share at which an Option may be exercised (the "Option Price") shall be not less than the fair market value per share of the shares on the date the Option is granted. For this purpose, the following rules shall apply:

                   (i)     An Option shall be considered to be
         granted on the date that
         the Committee acts to grant the Option, or on any later date specified by the
         Committee as the effective date of the Option.

                   (ii)    The fair market value of the shares
         shall be determined in good
         faith by the Committee and shall be the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the last trading day prior to the date the Option is granted; or if there was no

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         such sale on such trading day, the fair market value
         shall be
         determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                   (iii)  In no event shall there first become
         exercisable by the Optionee in
         any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Incentive Option is granted) greater than $100,000.

           (c)     Option Period and Limitations on the Right to
   Exercise Options.

                   (i)     The period during which an Option may
         be exercised (the
         "Option Period") shall be determined by the Committee at the time the Option is granted. Such period shall not extend more than ten years from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

                   (ii)    An Option may be exercised by giving
         written notice to the
         Corporation at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of cash or shares owned by the Optionee at the time of exercise, or in any combination of cash and shares; provided, that the Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, permit all or a portion of the purchase price to be paid by (i) funds borrowed from a related corporation, (ii) delivery of written notice of exercise to the Committee and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price, or a combination of such methods. Shares tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b)(ii).

                   (iii)  No Option shall be exercised unless the
         Optionee is, at the time of
         exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to Section 12 herein and the following:

                            (A)     The employment relationship of
           an Optionee shall be
           treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed ninety days or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be

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           treated as continuing intact while the Optionee
           is not in active service because of disability; provided, that shares acquired by the Optionee pursuant to exercise of an Incentive Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Optionee's employment is considered to be terminated because of such disability under Section 422. The Committee shall determine whether there is a disability within the meaning of this section.

                            (B)     If the employment of an
           Optionee is terminated because
           of retirement, which shall mean termination on or after the date of his retirement as provided in Section 8(b)(ii), or because of early retirement under the Retirement Income Plan of Wachovia
           Corporation, or any successor plan thereto applicable to the Optionee (herein, "retirement"), or if the Optionee dies while he is an employee or after retirement, the Option may be exercised only to the extent exercisable on the date of the Optionee's retirement or death (the "termination date"), except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the termination date shall be exercisable in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of twelve months next succeeding the termination date, or (2) the close of the Option Period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                            (C)     If the employment of the
           Optionee is terminated for any
           reason other than as provided in subparagraph (B) above, his Option may be exercised only to the extent exercisable on the date of such termination of employment, except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the date of such termination of employment shall be exercised in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of three months less one day next succeeding the date of termination of employment, or (2) the close of the Option Period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (1) and (2) in the immediately preceding sentence, the Optionee shall be treated as having died while

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           employed under subparagraph (B) above (treating for this purpose the
           Optionee's date of termination of employment as the termination date).

                   (iv) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Optionee and distributed to the Optionee (or his beneficiary) as soon as practicable following receipt of notice of exercise.

           (d) Nontransferability of Options. Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 under the Exchange Act or any successor statutes or rule:

                   (i)     Options shall not be transferable
         other than by will, the laws of
         intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of the Employee Retirement Income Security
         Act ("ERISA"), or the rules thereunder). The designation of a beneficiary does not constitute a transfer. An option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

                   (ii)    If an Optionee is subject to Section
         16 of the Exchange Act,
         shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Optionee until the expiration of six months after the date the Option was granted.

           7.      Stock Appreciation Rights.

           (a) Grant of SAR's. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SAR's to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine.
   SAR's may be granted to an Optionee of an Option (hereinafter called a "related
   Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible key employee (a "Freestanding SAR"). Subject to the limitations of the Plan, SAR's shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR.

           (b) Tandem SAR's. A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified
   Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SAR's shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Committee may provide in the
   Agreement), and in no event after the complete termination or full exercise of the related Option. For purposes of determining the number of shares of Common
   Stock that remain subject to such related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SAR's,

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   the related Option shall
   be considered
   to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SAR's are exercised. Upon the exercise or termination of the related Option, the Tandem SAR's with respect thereto shall be cancelled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the SAR Holder shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of exercise over the related
   Option Price per share; provided, that the Committee may, in any Agreement granting Tandem SAR's, establish a maximum value payable for such SAR's.

           (c) Freestanding SAR's. The base price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of grant of the Freestanding SAR.
   Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the
   SAR Holder shall be entitled to receive from the Corporation, for each share of
   Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of
   Common Stock on the date of exercise over the base price per share of such
   Freestanding SAR; provided, that the Committee may, in any Agreement granting
   Freestanding SAR's, establish a maximum value payable for such SAR's.

           (d)     Exercise of SAR's.

                   (i)     Subject to the terms of the Plan,
         SAR's shall be exercisable in
         whole or in part upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR. The period during which an
         SAR may be exercisable shall not exceed ten years from the date of grant or, in the case of Tandem SAR's, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the Agreement relating to the grant of the SAR shall terminate.

                   (ii)    SAR's may be exercised by giving
         written notice to the
         Corporation at such place as the Committee shall direct. The date of exercise of the SAR shall mean the date on which the Corporation shall have received notice from the SAR Holder of the exercise of such SAR.

                   (iii)     No SAR may be exercised unless the
         SAR Holder is, at the
         time of exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the SAR was granted, subject to
         Section 12 and the provisions of Section 6(c)(iii) herein.


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           (e)     Consideration; Election.

                   (i) The consideration to be received upon the exercise of the SAR by the SAR Holder shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section
         6(b)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the SAR Holder, subject to the discretion of the Committee and the terms herein. The Corporation's obligation arising upon the exercise of the
         SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the SAR Holder and distributed to the
         SAR Holder (or his beneficiary) as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable
         Agreement, the SAR Holder will receive cash in lieu of fractional shares.

                   (ii)    The Committee shall have the sole and
         absolute discretion to
         approve or disapprove the election by the SAR Holder to receive cash in full or partial settlement of the SAR, which approval or disapproval may be given at any time after such election is made. If the SAR Holder is subject to
         Section 16 of the Exchange Act, to the extent necessary to comply with Rule
         16b-3, (i) no election shall be made within six months of the date of exercise of the SAR; or (ii)(A) the election by the SAR Holder to receive cash in full or partial settlement of the SAR, as well as the exercise by the SAR Holder of the
         SAR for cash (unless the date of such exercise is automatic or fixed in advance and is outside the control of the SAR Holder), shall be made during the period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of revenues and earnings and ending on the twelfth business day following such date, and (B) the SAR must be held for six months from the date of acquisition to the date of cash settlement.

           (f) Limitations. The applicable Agreement may provide for a limit on the amount payable to the SAR Holder upon exercise of SAR's at any time or in the aggregate, for a limit on the number of SAR's that may be exercised by the SAR
   Holder in whole or in part for cash during any specified period, for a limit on the time periods during which the SAR Holder may exercise SAR's, and for such other limits on the rights of the SAR Holder and such other terms and conditions of the
   SAR as the Committee may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee from time to time. Unless otherwise so provided in the applicable Agreement or the Plan, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option.

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           (g)     Nontransferability.  Except to the extent, if
   any, as may be permitted
   by the Code, Rule 16b-3 or any successor statutes or rule:

                   (i)     SAR's shall not be transferable other
         than by will, the laws of
         intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder). The designation of a beneficiary does not constitute a transfer. SAR's may be exercised during the SAR Holder's lifetime only by him or by his guardian or legal representative.

                   (ii)    If the SAR Holder is subject to
         Section 16 of the Exchange Act,
         shares of Common Stock acquired upon exercise of the SAR may not, without the consent of the Committee, be disposed of by the SAR Holder until the expiration of six months after the date the SAR was granted.

           8.      Restricted Awards.

           (a) Grant of Restricted Awards. Subject to the limitations of the Plan, the
   Committee may in its sole and absolute discretion grant Restricted Awards to such eligible key employees in such numbers, upon such terms and at such times as the
   Committee shall determine. A Restricted Award may consist of a Restricted Stock
   Award or a Restricted Unit, or both. Restricted Stock Awards and Restricted Units shall be payable in cash or whole shares of Common Stock (including Restricted
   Stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Committee.
   Restricted Stock Awards and Restricted Units payable in shares of Common Stock shall be granted only from shares reserved and then available for the granting of
   Awards under the Plan. The Committee may condition the grant or vesting, or both, of a Restricted Stock Award or Restricted Unit, or both, upon the continued service of the Grantee for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives. The Committee shall determine the nature, length and starting date of the period during which the Restricted Award may be earned (the "Restriction Period") for each Restricted Award, which shall be as stated in the Agreement to which the Award relates. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Committee shall determine the performance objectives to be used in valuing Restricted Awards and determining the extent to which such
   Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such
   Corporation, business unit and/or individual performance factors and criteria as the
   Committee in its sole discretion may deem appropriate, including, but not limited to, earnings per share, return on equity, return on assets or total return to shareholders. Restriction Periods may overlap and participants may participate simultaneously with respect to Restricted Awards that are subject to different
   Restriction Periods, performance factors and performance criteria.
   The measure of
   whether and to what degree such objectives have been attained, and the resulting
   Awards to be paid, will be determined by the Committee. The earned portion of a
   Restricted Award may be paid currently or on a deferred basis with such interest as

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   may be determined by the Committee, in its sole and absolute discretion.  Payment
   may be made either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Restriction Period, as determined by the Committee, in its sole and absolute discretion.

           (b)     Earning of Restricted Awards.  A Restricted
   Stock Award or Restricted
   Unit granted to a Grantee shall be deemed to be earned as of the first to occur of the completion of the Restriction Period, retirement of the Grantee, death or disability of the Grantee or acceleration of the Restricted Stock Award or Restricted Unit, provided that, in the case of Restricted Awards based upon performance criteria or a combination of performance criteria and continued service, the Committee shall have sole discretion to determine if, and to what degree, the Restricted Awards shall be deemed earned at the end of the Restriction Period or upon the retirement, death or disability of the Grantee. In addition, the following rules shall also apply to the earning of Restricted Awards:

                   (i)     Completion of Restriction Period.  For
         this purpose, a
         Restricted Stock Award or Restricted Unit shall be deemed to be earned upon completion of the Restriction Period (except as otherwise provided herein for performance-based Restricted Awards). In order for a Restricted Award to be deemed earned, the Grantee must have been continuously employed during the Restriction Period. "Continuous employment" shall mean employment with any combination of the Corporation and one or more related corporations, and a temporary leave of absence with consent of the Corporation shall not be deemed to be a break in continuous employment.

                   (ii)    Retirement of the Grantee.  For this
         purpose, the Grantee shall
         be deemed to have retired as of the earlier of (A) his normal retirement date under the Retirement Income Plan of Wachovia Corporation, or any successor plan thereto applicable to the Grantee, or (B) his retirement date under a contract, if any, between the Grantee and the Corporation providing for his retirement from the employment of the Corporation or a related corporation prior to such normal retirement date.

                   (iii)   Death or Disability of the Grantee.
         Except as otherwise
         provided herein for performance-based Restricted Awards, if the Grantee shall terminate continuous employment because of death or disability before a Restricted Stock Award or Restricted Unit is otherwise deemed to be earned pursuant to this Section 8(b), the Grantee shall be deemed to have earned a percentage of the Award (rounded to the nearest whole share in the case of
         Restricted Stock Awards and Restricted Units payable in shares) determined by dividing the number of his full years of continuous employment then completed during the Restriction Period with respect to the Award by the number of years of such Restriction Period.

                   (iv)  Acceleration of the Restricted Stock
         Award or Restricted Unit by
         the Committee. Notwithstanding the provisions of this Section 8(b), the Committee, in its sole and absolute discretion, may accelerate the date that any Restricted Stock Award or Restricted Unit shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to the Grantee or to accelerate such date with respect to Restricted Awards granted to any other Grantee, or to treat all Grantees similarly situated in the same manner.

           (c) Forfeiture of Restricted Awards. If the employment of a Grantee shall be terminated for any reason, and the Grantee has not earned all or part of a
   Restricted Award pursuant to Section 8(b), such Award to the extent not then earned shall be forfeited immediately upon such termination and the Grantee shall have no further rights with respect thereto.

           (d)     Dividend and Voting Rights; Share
   Certificates.  A Grantee shall have
   no dividend rights or voting rights with respect to shares reserved in his name pursuant to a Restricted Award payable in shares but not yet earned pursuant to
   Section 8(b). A certificate or certificates for shares of Common Stock representing a
   Restricted Award payable in shares shall be issued in the name of the Grantee and distributed to the Grantee (or his beneficiary) as soon as practicable following the date that the shares subject to the Award are earned as provided in
   Section 8(b).  No
   certificate shall be issued hereunder in the name of the Grantee except to the extent the shares represented thereby have been earned.

           (e) Nontransferability. Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 or any successor statutes or rule:

                   (i)     The recipient of a Restricted Award
         payable in shares shall not
         sell, transfer, assign, pledge or otherwise encumber shares subject to the
         Award until the Restriction Period has expired or until all conditions to vesting have been met.

                   (ii)    Restricted Units shall not be
         transferable other than by will, the
         laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder).
         The designation of a beneficiary does not constitute a transfer.

                   (iii)   If a Grantee of a Restricted Award is
         subject to Section 16 of the
         Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of such Award.

           9.      Director Awards.

           (a) Initial Award. Each nonemployee Director who is newly-elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall receive a Director Award of 1,000 shares of Restricted Stock (an "Initial Director
   Award"). An Initial Director Award shall be deemed granted following the close of business of the Corporation on the date of the annual or special meeting of shareholders at which the Director was initially elected or the date of the Board of
   Directors meeting at which the Director was initially appointed.  Such
   Initial
   Director Award shall be restricted for a period of three years and shall be deemed earned and shall vest on the third anniversary of the date of grant.
   A Director who
   is not a member of the Board of Directors on the date an Initial Director Award vests shall forfeit the Award.



           (b) Annual Award. Commencing with the 1994 annual meeting of shareholders and for each annual meeting thereafter, each nonemployee Director who has been a Director for at least a year shall receive an annual grant of 250 shares of Restricted Stock (an "Annual Director Award") following the close of business of the Corporation on the date of the annual meeting of shareholders. An Annual
   Director Award shall be restricted for a period of one year and shall be deemed earned and shall vest one year after the date of grant; provided, that a Director who is not a member of the Board of Directors at the time an Annual Director Award vests shall forfeit the Award.

           (c) Dividends and Voting Rights. Directors shall have no dividend or voting rights with respect to shares subject to Director Awards until such Awards have vested.

           (d)     Share Certificates.  A certificate or
   certificate for shares of Common
   Stock representing a Director Award shall be issued in the name of the Director (or his beneficiary) and distributed to the Director (or his beneficiary) as soon as practicable following the date that the shares subject to the Director Award are vested as provided herein. No certificate shall be issued hereunder in the name of the Director except to the extent that the shares represented thereby have been vested. At the time the Director Award or a portion thereof is vested, the Director shall have full and immediate rights to the shares represented by such certificates
   (except to the extent of restrictions imposed by law).

           (e)     Death, Disability or Retirement of Director.
   If the service of a Director
   as a member of the Board is terminated due to death, disability or retirement (in accordance with the policies of the Corporation then in effect for retirement of
   Directors), and the Director has not yet earned a Director Award as provided in
   Section 9(a) or (b), such Director Award shall be deemed to be fully vested.

           (f) Forfeiture. If the service of a Director as a member of the Board is terminated for any other reason, and the Director has not earned a Director Award as provided in Section 9(a) and (b), such Director Award shall be forfeited immediately upon such termination and the Director shall have no further rights with respect to such Director Award.

           (g) Nontransferability. Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 or any successor statutes or rule:

                   (i)     A recipient of a Director Award shall
         not sell, transfer, assign,
         pledge or otherwise encumber shares subject to a Director Award until all conditions, if any, subsequent to vesting have been met.

                   (ii)    Shares subject to a Director Award may
         not be sold or
         otherwise disposed of within six months following the date of grant of such Award.

           (h) Nonemployee Directors. For the purposes herein, a "nonemployee
   Director" shall mean a Director who is not now an employee of the Corporation or a related corporation and has never served as a senior officer of the Corporation or a related corporation.

           (i)     Amendment of Director Award Terms.  The
   provisions of the Plan
   relating to the number of shares of Common Stock subject to a Director Award and the timing of such Awards may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

           10.     Withholding.

           The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Committee shall require any recipient of an Award payable in shares of the Common Stock to pay to the
Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the "Election") to have the Corporation withhold shares of
Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. The following rules shall apply with respect to Elections:

           (a) Each Election must be made in writing to the Committee prior to the
   Tax Date. The Committee may reject any Election, in whole or in part, or may suspend or terminate the right to make an Election. An Election, once made by the recipient and accepted by the Committee, shall be irrevocable.

           (b) Notwithstanding the foregoing, if a recipient is subject to Section 16 of the Exchange Act, then, to the extent necessary to comply with Rule 16b-3, (i) no
   Election shall be made within six months of the Tax Date to which the Election relates; or (ii)(A) the Election by the recipient to have the Corporation withhold shares, as well as the withholding of shares (unless the date of such withholding of shares is automatic or fixed in advance and is outside the control of the recipient), shall be made during a period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of revenues and earnings and ending on the twelfth business day following such date, and (B) the right to make an Election is held for six months prior to the date of cash settlement.

           (c) The fair market value of shares shall be determined pursuant to the provisions of Section 6(b)(ii).

           11. Performance-Based Compensation. To the extent to which it is necessary to comply with Section 162(m) of the Code and the regulations thereunder, the following provisions shall apply:


           (a) Compliance with Code Section 162(m). It is the intent of the
   Corporation that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 14(f) herein, shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in
   Section 162(m) of the Code, and the Plan shall be construed in favor of meeting the requirements of Section 162(m) of the Code and the regulations thereunder to the extent possible.

           (b)     Committee Authority and Composition.  The
   Committee shall be
   authorized to establish performance goals for participants, certify satisfaction of performance goals and other material terms for participants, and to take such other action as may be necessary in order to qualify for the performance-based compensation exception. The Committee shall be comprised of two or more outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder). Notwithstanding the foregoing, the committee authorized to take such actions may be comprised of a subcommittee of the Committee or other directors who qualify as outside directors (as such term is defined in Section 162(m) of the
   Code and the regulations thereunder), and the actions taken by such subcommittee or other group of outside directors shall be effective as the action of the Committee to the extent permitted by the Plan, Rule 16b-3 under the Exchange Act, and Section
   162(m) of the Code and the regulations thereunder.

           (c)     Limitations on Awards.

                   (i)     Subject to Sections 6, 7, and 8
        herein:

                            (A)     In no event shall an employee
           be granted Options for
           more than 75,000 shares of Common Stock during any 12-month period; and

                            (B)     In no event shall an employee
           be granted SAR's for
           more than 75,000 shares of Common Stock during any 12-month period;

                            (C)     In no event shall an employee
           be granted Restricted
           Awards having an aggregate dollar value greater than $1,000,000 during any 12-month period;

provided, however, that the limitations set forth in
Section 11(c)(i) and (ii)
shall be subject to adjustment as provided in Section 4 herein.

                   (ii)    The Committee shall not have
         discretion to increase the amount of performance-based compensation payable to a participant in the Plan over the amount determined in accordance with the terms of the Plan. The Committee shall in any event have the discretion to reduce or eliminate the amount of an Award that would otherwise be payable to any participant in accordance with the terms of the Plan.

           (d) Change in Performance Goals. The material terms of the performance goal or goals pursuant to which Awards are to be made shall be disclosed to, and subject to the approval of, the shareholders of the Corporation. Material terms of a performance goal or goals, the targets of which may be changed by the Committee, shall be disclosed to and subject to the reapproval of, the shareholders of the
   Corporation upon a change of the material terms of the performance goal or goals by the Committee or as may be otherwise required by Section 162(m) of the Code or the regulations thereunder.

                12.     No Right or Obligation of Continued Employment.

                Nothing contained in the Plan shall require the Corporation or a related corporation to continue to employ a Grantee or Optionee or to continue an individual as a member of the Board of Directors of the Corporation, nor shall any such individual be required to remain in the employment of the Corporation or a related corporation or on the
Board of Directors of the Corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of the Corporation or a related corporation.


                13.     Retirement Plans.

                In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

                14.     Certain Definitions.

                For purposes of the Plan, the following terms shall have the meaning indicated:

           (a) "Agreement" means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SAR's, Restricted Awards, Director Awards and any other Awards conferred herein.

           (b) "Covered employee" shall mean any individual who, on the last day of the taxable year, is (i) the chief executive officer of the Corporation or is acting in such capacity or
   (ii) among the four highest compensated officers (other than the chief executive officer), as determined in accordance with the executive compensation disclosure rules under the Exchange Act, unless otherwise provided in Section 162(m) of the Code or the regulations thereunder.

           (c) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

           (d) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

           (e) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 425(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

           (f)     "Related corporation" means any parent,
   subsidiary or predecessor of the Corporation.

           (g) "Restricted Stock" shall mean shares of Common Stock which are subject to Director Awards or Restricted Awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan or the Agreement relating to such Award.

           (h) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                15.     Amendment and Termination of the Plan.

                The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an Award previously granted; and provided further, that approval by the shareholders of the Corporation shall be required for any amendment which would (i) increase the number of shares of Common Stock which may be issued under the Plan, except to the extent of adjustments pursuant to
Section 4; (ii) permit the granting of Awards to any member of the Committee (except for nondiscretionary Director Awards granted hereunder); or (iii) materially change the requirements for eligibility to be a recipient of an Award. Notwithstanding the foregoing, shareholder approval shall be required for any other amendments which require such approval in order to secure an exemption from Section 16(b) of the Exchange Act.

                16.     Restrictions on Shares.

                The Committee may impose such restrictions on any shares representing Awards and Options hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended, under the requirements of the New York Stock Exchange and under any Blue Sky or securities laws applicable to such shares. The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

                17.     Applicable Law.

                The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.

                18.     Shareholder Approval.

                The Plan is subject to approval by the shareholders of the Corporation on or before April 22, 1994. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

                19.     Predecessor Plan.

                As of the Effective Date of the Plan, no further options or awards shall be granted under the Wachovia Corporation Senior Management and Director Stock Plan, as amended (the "Predecessor Plan"). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options and awards issued or granted prior to the Effective Date under the Predecessor Plan.


                20.     Section 16(b) Compliance.

                It is the intention of the Corporation that the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

                21.     Change of Control.

           (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in Section 21(b) herein):

                   (i) All Options and SAR's outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

                   (ii) Any restrictions including but not limited to the Restriction Period applicable to any Restricted Stock Award or Restricted Unit shall be deemed to have expired, and such Restricted Stock Awards and Restricted Stock Units shall become fully vested and payable to the fullest extent of the original grant of the applicable Award.

                   (iii) The restrictions, if any, applicable to any Director Award shall be deemed to have expired, and such Director Awards shall be deemed earned immediately.

                   (iv) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the grant of substitute awards, as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 21(a)(iv) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

                   (vi)    Notwithstanding the foregoing, any
         recipient of an Award who
         is subject to Section 16 of the Exchange Act may not sell or otherwise dispose of shares of Common Stock subject to an Award for a period of six months following the date of grant of the Award.

           (b)     For the purposes herein, as "Change of
   Control" shall be deemed to
   have occurred on the earliest of the following dates:

                   (i)     The date any entity or person shall
         have become the beneficial
         owner of, or shall have obtained voting control over, thirty percent or more of the outstanding Common Stock of the Corporation;

                   (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Corporation; or

                   (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a twelve month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve month period.


(For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

                IN WITNESS WHEREOF, this Wachovia Corporation Stock Plan is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the 22nd day of April, 1994.


                                             WACHOVIA CORPORATION


                                             By: /s/ L. M. Baker, Jr.
                                                Chief Executive Officer
ATTEST:
 /s/ Alice Washington Grogan
               Secretary
        [Corporate Seal]